Exhibit 21.1
Subsidiaries of Healthcare Trust of America, Inc.
Healthcare Trust of America Holdings, L.P. (Delaware)
HTA — 5995 Plaza Drive, LLC (Delaware)
HTA — Academy, LLC (Delaware)
HTA — Amarillo Hospital, LLC (Delaware)
HTA — County Line Road, LLC (Delaware)
HTA — Chesterfield Rehab Hospital, LLC (Delaware)
HTA — Cypress Station, LLC (Delaware)
HTA — Decatur Medical Plaza, LLC (Delaware)
HTA — Duke Chesterfield Rehab, LLC (Delaware)
HTA — Epler Parke Building B, LLC (Delaware)
HTA — Fort Road Medical, LLC (Delaware)
HTA — Lima-207, LLC (Delaware)
HTA — Lincoln Park Boulevard, LLC (Delaware)
HTA — Liberty Falls Medical Plaza, LLC (Delaware)
HTA — Marietta Health Park, LLC (Delaware)
HTA — Medical Portfolio 1, LLC (Delaware)
HTA — Medical Portfolio 2, LLC (Delaware)
HTA — Medical Portfolio 2-St. Louis, LLC (Delaware)
HTA — Medical Portfolio 3, LLC (Delaware)
HTA — Medical Portfolio 4, LLC (Delaware)
HTA — Medical Portfolio 4-Parma, LLC (Delaware)
HTA — Medical Portfolio 4-Phoenix, LLC (Delaware)
HTA — Mountain Empire, LLC (Delaware)
HTA — Mountain Plains-CO, LLC (Delaware)
HTA — Mountain Plains-TX, LLC (Delaware)
HTA — Nutfield Professional Center, LLC (Delaware)
HTA — Oklahoma City, LLC (Delaware)
HTA — Presidential, LLC (Delaware)
HTA — Renaissance, LLC (Delaware)
HTA — Senior Care Portfolio 1, LLC (Delaware)
HTA — Southcrest, LLC (Delaware)
HTA — Vista Professional Center, LLC (Delaware)
HTA — Wisconsin MOB Portfolio, LLC (Delaware)
HTA — Greenville, LLC (Delaware)
HTA — Greenville CFM, LLC (Delaware)
HTA — Greenville CHOS, LLC (Delaware)
HTA — Greenville Cleveland Street, LLC (Delaware)
HTA — Greenville Greer MOB A, LLC (Delaware)
HTA — Greenville Greer MOB B, LLC (Delaware)
HTA — Greenville Life Center, LLC (Delaware)
HTA — Greenville Maxwell Pointe, LLC (Delaware)
HTA — Greenville Memorial CTC, LLC (Delaware)
HTA — Greenville Memorial ISB, LLC (Delaware)
HTA — Greenville Memorial MOB, LLC (Delaware)
HTA — Greenville Mills Avenue, LLC (Delaware)
HTA — Greenville Patewood Administration, LLC (Delaware)
HTA — Greenville Patewood MOB A, LLC (Delaware)
HTA — Greenville Patewood MOB B, LLC (Delaware)
HTA — Greenville Patewood MOB C, LLC (Delaware)
HTA — Greenville Travelers Rest, LLC (Delaware)
HTA — Mary Black MOB (Delaware)
HTA — Loch Raven, LLC (Delaware)
HTA — Hampden Place MOB (Delaware)

HTA — Dallas LTAC Hospital (Delaware)
HTA — Atlee Medical Portfolio Coriscana (Delaware)
HTA — Atlee Medical Portfolio Fort Wayne (Delaware)
HTA — Atlee Medical Portfolio San Angelo (Delaware)
HTA — Denton Medical Rehab (Delaware)
HTA — Banner Sun City Lakeview Medical Arts Center (Delaware)
HTA — Banner Sun City Lakeview Plaza Center (Delaware)
HTA — Banner Sun City Royal Oak Plaza (Delaware)
HTA — Banner Sun City CIGNA Health Building (Delaware)
HTA — Banner Sun City Sun City West Medical Arts Building (Delaware)
HTA — Banner Sun City Granite Valley MOB I (Delaware)
HTA — Banner Sun City Sun City Cardiac Center (Delaware)
HTA — Banner Sun City Lakes Medical Plaza I (Delaware)
HTA — Banner Sun City Lakes Club (Delaware)
HTA — Banner Sun City Boswell West MOB (Delaware)
HTA — Banner Sun City Eye Institute (Delaware)
HTA — Banner Sun City Boswell Medical Plaza (Delaware)
HTA — Banner Sun City Webb Medical Plaza Building C (Delaware)
HTA — Banner Sun City Webb Medical Plaza Building B (Delaware)
HTA — Banner Sun City Webb Medical Plaza Building A (Delaware)
HTA — Banner Sun City Colonnade Pro Plaza I (Delaware)
HTA — Banner Sun City Mountain View Medical Plaza I (Delaware)
HTA — Wisconsin MOB 2, LLC (Delaware)
HTA — Crawfordsville, LLC (Delaware)
HTA — Gallery Medical, LLC (Delaware)
HTA — 2750 Monroe, LLC (Delaware)
HTA — Commons V, LLC (Delaware)
HTA — E Florida LTC, LLC (Delaware)
HTA — Gwinnett, LLC (Delaware)
HTA — Kokomo Medical Office Park, LLC (Delaware)
HTA — Lima, LLC (Delaware)
HTA — Market Exchange, LLC (Delaware)
HTA — Northmeadow, LLC (Georgia)
HTA — Peachtree, LLC (Delaware)
HTA — St. Mary Physician Center, LLC (Delaware)
HTA — Thunderbird Medical, LLC (Delaware)
HTA — Triumph, LLC (Delaware)
HTA — Tucson Medical Office, LLC (Delaware)
HTA — Lenox Medical, LLC (Delaware)
NNN Lenox Medical Land, LLC (Delaware)
HTA — Southpointe, LLC (Delaware)
HTA — Camp Creek, LLC (Delaware)
HTA — King Street, LLC (Delaware)
HTA — Evansville Annex, LLC (Delaware)
HTA — Evansville Fourth, LLC (Delaware)
HTA — Evansville Gateway, LLC (Delaware)
HTA — Evansville Main, LLC (Delaware)
HTA — Evansville Westside, LLC (Delaware)
HTA — Sugar Land, LLC (Delaware)
HTA — East Cooper, LLC (Delaware)
HTA — Pearland Broadway, LLC (Delaware)
HTA — Pearland Cullen, LLC (Delaware)
HTA — Hilton Head, LLC (Delaware)
HTA — Moss Creek, LLC (Delaware)
HTA — Triad, LLC (Delaware)
HTA — Bayview, LLC (Delaware)

HTA — Federal North MOB, LLC (Delaware)
HTA — Bonnie Brae, LLC (Delaware)
HTA — Lewisville MOB, LLC (Delaware)
HTA — Cannon Park Place, LLC (Delaware)
HTA — Fannin, LLC (Delaware)
HTA — Fannin LP, LLC (Delaware)
HTA — Plan B — MOB, LP (Texas)
HTA — Overlook, LLC (Delaware)
HTA — Sierra Vista, LLC (Delaware)
HTA — Oviedo, LLC (Delaware)
HTA — Underhill, LLC (Delaware)
HTA — Santa Fe 440, LLC (Delaware)
HTA — Santa Fe 1640, LLC (Delaware)
HTA — Poughkeepsie, LLC (Delaware)
HTA — San Martin, LLC (Delaware)
HTA — Des Peres, LLC (Delaware)
HTA — Gateway Tucson, LLC (Delaware)
HTA — Wellington, LLC (Delaware)
HTA — Jackson’s Row, LLC (Delaware)
HTA — Raleigh, LLC (Delaware)
HTA — Washington Medical Arts I, LLC (Delaware)
HTA — Washington Medical Arts I Fee, LLC (Delaware)
HTA — Washington Medical Arts II, LLC (Delaware)
HTA — Washington Medical Arts II Fee, LLC (Delaware)
HTA — Patroon Creek, LLC (Delaware)
HTA — 1092 Madison, LLC (Delaware)
HTA — 13020 Telecom, LLC (Delaware)
HTA — Region Health, LLC (Delaware)
HTA — Putnam Center, LLC (Delaware)
HTA — 1223 Washington, LLC (Delaware)
HTA — Northern Berkshire, LLC (Delaware)
HTA — FL Ortho Institute ASC, LLC (Delaware)
HTA — Augusta SS Hospital, LLC (Delaware)
HTA — Dallas SS Hospital, LLC (Delaware)
HTA — Orlando SS Hospital, LLC (Delaware)|
HTA — Tallahassee SS Hospital, LLC (Delaware)
HTA — Phoenix Estrella, LLC (Delaware)
HTA — Phoenix Medical Center, LLC (Delaware)
HTA — Phoenix Paseo, LLC (Delaware)
HTA — MPOC, LLC (Delaware)
HTA — Presidential, LLC (Delaware) formerly known as G&E Healthcare REIT Presidential
HTA — Maple Avenue, LLC (Delaware)
HTA — Maple Avenue Investor, LLC (Delaware)
HTA — Sapling Grove, LLC (Delaware)
HTA — Bristol West, LLC (Delaware)